Exhibit 10.76

Wave2Wave Communications, Inc.

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Wave2Wave Communications, Inc. 2000 Stock Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement.

I.     NOTICE OF STOCK OPTION GRANT

1.      Name of Stock Option Recipient: ______________________ (“Optionee”)

2.      You have been granted an option to purchase Common Stock, par value $.0001 per share of Wave2Wave Communications, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:	____ Incentive Stock Option

____ Nonqualified Stock Option

Term/Expiration Date:

3.     Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

Options shall vest at the rate set forth below:

Period of Employment	Cumulative Vested Portion

Date of Grant	0%

1 Year from Date
of Grant	_____________	%

2 Years from Date
of Grant	_____________	%

3 Years from Date
of Grant	_____________	%

4.     Termination Period:

Subject to modification by the Board of Directors of the Company (the “Board”) or the option committee appointed by the Board (the “Committee”), this Option will expire 30 days following the last day of employment with the Company or Subsidiary, except as may be applicable upon death or Disability of the Optionee as provided in the Plan. However, in no event shall this Option have effect later than 90 days after termination of the Optionee’s employment.

II.    AGREEMENT

1.     Grant of Option: The Company hereby grants to the Optionee named in the Notice of Stock Option Grant attached as Part I of this Agreement (the “Optionee”), an option (the “Option”) to purchase a number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Option Agreement, the terms and conditions of the Plan shall prevail. Any capitalized term used in this Agreement that is not otherwise defined in this Agreement shall have the meaning given to such term in the Plan.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code.

The number of Shares subject to this Option shall be subject to adjustment in the event of a stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, spin-off, reorganization or liquidation of or by the Company, as provided in the Plan.

2.     Exercise of Option.

(a)     Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s employment, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)     Method of Exercise. This Option is exercisable by delivery of a written notice to the President of the Company (or his delegate, in his absence) which shall state the election to exercise the Option and such other representations and agreements as may be required by the Company or Committee pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment for the Shares to be purchased pursuant to the exercise. In addition, upon demand by the Company, the Optionee shall pay to the Company the amount sufficient to satisfy any applicable federal (including FICA and FUTA amounts), state and/or local withholding tax requirements. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.     Method of Payment. Payment for Shares with respect to an election by the Optionee may be made:

(a)      in cash;

(b)      by certified check; or

(c)      in the form of Common Stock having a Fair Market Value equal to the exercise price.

No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him.

The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Optionee the funds needed to exercise the Option. The terms and conditions of such loan shall be governed by the applicable provisions of the Plan.

4.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. Any attempted transfer of all or part of the Option shall be null and void and of no effect. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.     Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.     Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)	Exercising the Option.

(i)      Nonstatutory Stock Option (“NSO”). If this Option does not qualify as an ISO, the Optionee will incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(ii)      Incentive Stock Option (“ISO”). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

(b)	Disposition of Shares.

(i)      NSO. The Optionee will realize capital gain to the excess of the amount realized from disposition of NSO Shares over the Optionee’s tax basis in the NSO Shares. An Optionee’s tax basis in the NSO Shares generally is the fair market value of the NSO Shares on the date the Optionee exercises the NSO. The capital gain will be long-term or short-term depending on the length of time the Optionee held the NSO Shares.

(ii)     ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the ISO Shares will be treated as capital gain. The capital gain will be long-term or short-term depending on the length of time the Optionee held the ISO Shares. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, the Optionee will realize compensation income (taxable at ordinary income rates) equal to the lesser of (A) the difference between the fair market value of such ISO Shares on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such ISO Shares and the aggregate Exercise Price.

(c)	Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement.

OPTIONEE:	Wave2Wave Communications, Inc.

By:
Signature